Exhibit 99.1

IMAGE INNOVATIONS' AUDIT COMMITTEE DETERMINES THAT 2004 FINANCIAL STATEMENTS CAN NO LONGER BE RELIED UPON

FORENSIC ACCOUNTING FIRM DISCOVERS IMPROPER REVENUE AND RECEIVABLE RECOGNITION

NEW YORK, NY--(MARKET WIRE)--March 17, 2005 -- Image Innovations Holdings Inc. (OTC BB:IMGV.OB - News) ("Image") today announced that based on preliminary findings of the forensic accounting firm retained by the Audit Committee to perform an independent investigation of Image's 2004 financial statements (the "2004 Financials"), the Audit Committee determined that the 2004 Financials and the related independent auditor's report can no longer be relied upon. The forensic accounting firm's preliminary findings concluded that a number of revenue and receivables in respect of inventory sales of Image were improperly recorded. As a result, Image anticipates that a restatement of the 2004 Financials will be necessary. Since the forensic accounting firm has not yet completed its investigation, the exact nature and full extent of the restatement is not known at this point. However, it is expected that the restatement will reflect materially lower revenue, and materially greater net loss, for the fiscal year ended December 31, 2004.

Forward-Looking Statements

All statements herein that are not historical facts or that include such words as "expects," "anticipates," "projects," "estimates" or "believes" or similar words are forward-looking statements that Image deems to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, some or all of which may cause Image's actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include: Image's continued history of operating losses; significant competition in its industry; lack of market acceptance of its products; difficulty of expansion into additional markets where Image does not have a presence or significant market penetration; dependence on current management and future ability to obtain qualified management personnel; ability to secure outside financing at acceptable rates or terms; and the other risks detailed from time to time in Image's SEC Reports, including its Annual Report on Form 10-KSB for the year ended December 31, 2004 and Quarterly Reports on Form 10-QSB filed throughout 2005.

Contact:

        David E. Whittle
        Chairman, Audit Committee
        Image Innovations Holdings Inc.
        (604) 338-6163